Exhibit 21

SUBSIDIARIES OF MULTI-COLOR CORPORATION

Subsidiary	Jurisdiction of Incorporation	Ownership Percentage
Adhesion Intermediate Holdings, Inc.	USA (Delaware)	100%
Arcagraf Servicios Graficos Limitada	Chile	100%
Asheville Acquisition Corporation LLC	USA (Delaware)	100%
Cameo Sonoma Ltd	USA (California)	100%
Centro Stampa Holding Srl	Italy	100%
Chilean Label Corp Holdings, LLC	USA (Delaware)	100%
CM Holdings Ltd.	Cayman	100%
Collotype BSM Pty Ltd	Australia	100%
Collotype International Holdings Pty Ltd	Australia	100%
Collotype iPack Pty Ltd	Australia	100%
Collotype Label (Chile), S.A.	Chile	100%
Collotype Label (Etiprak), S.A.	Chile	100%
Collotype Label, S.A.	Chile	100%
Collotype Labels Argentina SA	Argentina	100%
Collotype Labels Barossa Pty	Australia	100%
Collotype Labels Chile SA	Chile	100%
Collotype Labels France 2	France	100%
Collotype Labels France Sas	France	100%
Collotype Labels Griffith Pty Ltd	Australia	100%
Collotype Labels International (RSA) Pty Ltd	South Africa	100%
Collotype Labels International Pty Ltd	Australia	100%
Collotype Labels Italia SpA	Italy	100%
Collotype Labels Pty	Australia	100%
Collotype Labels RSA Pty Ltd	South Africa	100%
Collotype Labels Suisse Sa	Switzerland	100%
Collotype Labels UK Ltd	Scotland	100%
Collotype Labels USA Inc.	USA (California)	100%
Etiprak Productora de Etiquetas Limitada	Chile	100%
Industrial Label Corp.	USA (Delaware)	100%
John Watson & Co. Ltd	Scotland	100%
John Watson (Holdings) Ltd	Scotland	100%
LabelCorp Holdings, Inc	USA (Delaware)	100%
LabelCorp International LLC	USA (Delaware)	100%
LabelCorp Management Inc.	USA (Delaware)	100%
Labelgraphics (Holdings) Ltd	Scotland	100%
Labelgraphics (Scotland) Ltd	Scotland	100%
Laser Graphic Systems, Inc.	USA (Kentucky)	100%
LSK Label, Inc.	USA (Delaware)	100%
M Acquisition LLC	USA (Delaware)	100%
Magnus Donners	Australia	100%
MCC Finance 2, LLC	USA (Delaware)	100%
MCC Investments Chile Ltd	Chile	100%
MCC Label1 Netherlands, BV	Netherlands	100%
MCC LABL2 Netherlands, BV	Netherlands	100%
MCC Polska S.A.	Poland	100%
MCC Scotland Holdings Ltd.	Scotland	100%
MCC-Batavia, LLC	USA (Ohio)	100%
MCC-Dec Tech, LLC	USA (Ohio)	100%
MCC-Finance, LLC	USA (Delaware)	100%
MCC-Mexico Holdings 1 LLC	USA (Ohio)	100%
MCC-Mexico Holdings 2 LLC	USA (Ohio)	100%
MCC-Norway, LLC	USA (Michigan)	100%
MCC-Norwood, LLC	USA (Ohio)	100%
MCC-Troy, LLC	USA (Ohio)	100%
MCC-Uniflex, LLC	USA (Ohio)	100%
MCC-Wisconsin, LLC	USA (Ohio)	100%

Multi Color Global Label CA de CV	Mexico	100%
Multi Color Italian Holding Srl	Italy	100%
Multi-Color (QLD) Pty Ltd	Australia	100%
Multi-Color (SA) Pty Ltd	Australia	100%
Multi-Color Australia Acquisition Pty Ltd	Australia	100%
Multi-Color Australia Finance Pty Ltd	Australia	100%
Multi-Color Australia Holdings Pty Ltd	Australia	100%
Multi-Color Australia LLC	USA (Delaware)	100%
Multi-Color Label Canada Corporation	Canada	100%
Multi-Color Packaging Printing Co., Ltd.	China	100%
PSC Acquisition Company LLC	USA (Delaware)	100%
Q Label Holding Sarl	Switzerland	100%
Southern Atlantic Label Inc.	USA (Virginia)	100%
York Tape & Label LLC	USA (Delaware)	100%